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                                AmeriKing, Inc.
               Calculation of Ratio of Earnings to Fixed Charges
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                                                          Fiscal Year Ended           Fiscal Year Ended
                                                          December 28, 1998           December 29, 1997
                                                     -------------------------    ---------------------------
                                                       W/O PIK      With PIK        W/O PIK        With PIK
                                                      Dividends     Dividends      Dividends       Dividends
                                                     -----------   -----------    -----------     -----------
EARNINGS
Income (Loss) before income taxes benefit             $3,757,000    $3,757,000    $(2,399,000)    $(2,399,000)
Interest expense                                      16,275,000    16,275,000     13,320,000      13,320,000
Amortization of deferred financing costs                 896,000       896,000        616,000         616,000
Portion of rents representative of interest            7,046,000     7,046,000      5,556,000       5,556,000
Preferred stock PIK dividends                                          559,000                        450,000
                                                     -----------   -----------    -----------     -----------
Total Earnings                                       $27,974,000   $28,533,000    $17,093,000     $17,543,000
                                                     -----------   -----------    -----------     -----------
FIXED CHARGES
Interest expense                                     $16,275,000   $16,275,000    $13,320,000     $13,320,000
Amortization of deferred financing costs                 896,000       896,000        616,000         616,000
Portion of rents representative of interest            7,046,000     7,046,000      5,556,000       5,556,000
Preferred stock PIK dividends                                          559,000                        450,000
                                                     -----------   -----------    -----------     -----------
Total Fixed Charges                                  $24,217,000   $24,776,000    $19,492,000     $19,942,000
                                                     -----------   -----------    -----------     -----------
RATIO OF EARNINGS TO FIXED CHARGES                          1.16          1.15           0.88            0.88
                                                     ===========   ===========    ===========     ===========
INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                 N/A           N/A    $ 2,399,000     $ 2,399,000
                                                     ===========   ===========    ===========     ===========
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